UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

 _____________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 7.01	REGULATION FD DISCLOSURE

MSC Industrial Direct Co., Inc. (the “Company”) today announced further proactive measures that the Company is taking in response to the impacts of COVID-19.  As previously disclosed, the Company has taken various actions in response to the disruptions caused by COVID-19, including reducing spending across the Company.  Effective for the 10-week period from April 20, 2020 through June 26, 2020, Mr. Erik Gershwind, the Company’s President and Chief Executive Officer, voluntarily has agreed to reduce his base salary by 25%.  The Company’s other executive officers also voluntarily agreed to reduce their base salaries by 15% during such period.  In addition, in support of the Company’s initiatives in response to COVID-19, all non-executive members of the Board agreed to reduce their cash compensation payments (annual cash retainer, Board committee chair cash compensation, and Board and Board committee attendance fees) by 15% through June 30, 2020.  Substantially all other associates’ (excluding commission-based sales associates) base compensation will be reduced during such period by 10% and the Company is temporarily suspending the 401(k) match.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: April 14, 2020	By:	/s/ Steve Armstrong
	Name:	Steve Armstrong
	Title:	Senior Vice President, General Counsel and Corporate Secretary